Exhibit 23.1

Consent of Independent Auditor

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Fairfax Financial Holdings Limited (the Company) of our report dated March 10, 2017 relating to the Company’s 2016 and 2015 consolidated financial statements and the effectiveness of its internal control over financial reporting, which appears in the Company’s Annual Report on Form 40-F for the year ended December 31, 2016.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Ontario

November 20, 2017